EXHIBIT 32.1

CERTIFICATIONS OF EDWARD M. MANDEL, PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-KSB of Nexplore Corporation (the "Company") for the period ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, the undersigned officer of the Company, certifies, pursuant to 18 U.S.C.  §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 29, 2007	/s/ EDWARD M. MANDEL
Edward M. Mandel
Principal Executive Officer

The foregoing certification is being furnished as an exhibit to the Form 10-KSB pursuant to Item 601(b)(32) of Regulation S-B and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-KSB for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filings of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.